Exhibit 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Stora Enso Oyj (Stora Enso Corporation) filed herewith of our report dated September 13, 2002 relating to the financial statements of SENA 401(k) Plan for Union Members, which appear in this Form 11-K.





PricewaterhouseCoopers LLP
Milwaukee, Wisconsin

September 29, 2003